EXHIBIT 23.1

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rock of Ages Corporation:

The audit referred to in our report dated February 22, 2005, except for Notes 8, 14 and 16 as to which the date is March 30, 2007, included the related financial statement schedule as of December 31, 2004, and for the year then ended. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-45617 and 333-128474) on Form S-8 of Rock of Ages Corporation of our reports dated February 22, 2005, except for Notes 8, 14 and 16 as to which the date is March 30, 2007, with respect to the consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows of Rock of Ages Corporation and subsidiaries for the year ended December 31, 2004, and the related financial statement schedule, which reports appear in the December 31, 2006 annual report on Form 10-K/A of Rock of Ages Corporation.

/s/ KPMG LLP

Burlington, Vermont
May 23, 2007

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards No. 158 as of December 31, 2006)  accompanying the consolidated financial statements included in the Annual Report of Rock of Ages Corporation on Form 10-K/A Amendment No. 1 for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Rock of Ages Corporation on Form S-8 (File No. 333-45617, effective February 5, 1998 and File No. 333-128474, effective September 21, 2005).

/s/Grant Thornton LLP

Boston, Massachusetts
May 23, 2007